Exhibit 21.1

Subsidiaries of B. Riley Financial, Inc.

Jurisdiction of Organization/
Subsidiary	Incorporation
B. Riley Alternatives GP, LLC	Delaware
B. Riley Capital Management, LLC	New York
B. Riley Corporate Services, Inc.	Delaware
B. Riley FBR Finance Co., LLC	Delaware
B. Riley FBR Holdings, LLC	Delaware
B. Riley FBR, Inc.	Delaware
B. Riley Principal Investments, LLC	Delaware
B. Riley Principal Merger Corp.	Delaware
B. Riley Principal Sponsor Co., LLC	Delaware
B. Riley Wealth Management, Inc.	Tennessee
BR Dialectic Capital Management, LLC	Delaware
BR Events, LLC	California
BR SPAC Capital Management, LLC	Delaware
BRC Partners Management GP, LLC	Delaware
BRF Finance Co., LLC	Delaware
BR-GA Retail Investments, LLC	Delaware
BroadSmart Global, Inc.	Florida
BroadSmart Holding Co Inc.	Delaware
BRPI Acquisition Co LLC	Delaware
BRPI Executive Consulting, LLC	Delaware
CrosIT Solutions Ltd.	Israel
CrosIT Solutions Poland SP	Poland
magicJack Holdings Corporation	Delaware
magicJack L.P.	Delaware
magicJack SMB, Inc.	Florida
magicJack VocalTec Ltd.	Israel
Tdsoft Ltd.	Israel
Tiger Jet Network, Inc.	California
YMax Communications Corp.	Delaware
YMax Communications Corp. of Virginia	Virginia
YMax Corporation	Delaware
FBR Capital Markets Holdings, Inc.	Delaware
FBR Capital Markets PT, Inc.	Virginia
MKCA Management GP, LLC	Delaware
MLV & Co. LLC	Delaware
GA Asset Advisors, Ltd	England and Wales
GA Australia II Pty., LTD	Victoria, Australia
GA Australia Pty., LTD	Victoria, Australia
GAEBB Group B.V.	Netherlands
GA Europe Cooperatief U.A.	Netherlands
GA Europe GmbH	Germany
GA Retail Advisors, Inc.	California
GA Retail Canada ULC	Canada
GA Retail Int’l, Inc.	California
GA Retail Investments, L.P.*	Delaware
GA Retail Services, Inc.	California
GA Retail, Inc.	California
GACP Finance Co, LLC	Delaware
GlassRatner Advisory & Capital Group, LLC	Delaware
Great American Capital Partners, LLC	Delaware
Great American Global Partners, LLC*	California
Great American Group Advisory and Valuation Services, LLC*	California
Great American Group Intellectual Property, LLC	California
Great American Group Machinery & Equipment, LLC*	California
Great American Group WF, LLC	California
Great American Group, LLC	California
NHC Holdings, LLC	Delaware
Stratton Partners, LTD	England and Wales
Woodland Brisbane Retail Holdings, LLC	Delaware
Classmates Media Corporation	Delaware
Juno Internet Services, Inc.	Delaware
Juno Online Services, Inc.	Delaware
Net Zero, Inc.	Delaware
NetZero Modecom, Inc.	Delaware
NetZero Wireless, Inc.	Delaware
United Online Advertising Network, Inc.	Delaware
United Online Software Development (India) Private Limited*	Republic of India
United Online Web Services, Inc.	Delaware
United Online, Inc.	Delaware
Fiduciary Financial Services of the Southwest	Texas
Manhattan Investment Management Services, Inc.	Delaware
Wunderlich Capital Management	Tennessee
Wunderlich Insurance Agency of Texas	Texas
Wunderlich Investment Company, Inc.	Delaware

*	B. Riley Financial, Inc. owns less than 100% of these subsidiaries.